                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



 Date of Report (date of earliest event Reported)      October 11, 1996
                                                  -------------------------



                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                     1-1098                   13--1594808
----------------------------      -----------------        -------------------
(State of other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)           Identification No.)


        12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
        ------------------------------------------------------------
                  (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------

Item 5.      Other Events

             Information contained in a News Release dated October 10, 1996, is incorporated herein by reference.

                                   SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     The Columbia Gas System, Inc.
                                     -----------------------------
                                             (Registrant)




                                     By     /s/J. W. Grossman
                                       ------------------------------
                                               Vice President &
                                               Controller

Date:  October 11, 1996

                                     CONTACTS
                                     Media:  John H. Jennrich (703) 295-0423
                                             Carl Ericson (703) 295-0424
                                             Analysts: Tom Hughes (703) 295-0429
                                             Melissa Bockelmann (703) 295-0427





For Immediate Release                                           October 10, 1996


                  COLUMBIA GAS REPORTS IMPROVED THIRD QUARTER,
                  CITES RESTRUCTURING, HIGHER WELLHEAD PRICES

          RESTON, Va., Oct. 10 -- The Columbia Gas System Inc. today said that adjusted 1996 third quarter income improved $11.5 million, or 23 cents per share, over last year, posting an adjusted net loss of $3.6 million, or 7 cents per share, compared to an adjusted loss of $15.1 million, or 30 cents per share, in the same period in 1995.

          Columbia Chairman Oliver G. Richard III said the improvement in third quarter results "reflects higher rates, higher wellhead prices and restructuring initiatives that have improved customer services and operating efficiencies and helped control costs."

          Richard also said that colder weather and higher rates for the first nine months of 1996 resulted in adjusted net income of $168.9 million, or $3.17 per share, up $93.1 million, or $1.67 per share, over the same period last year, reflecting the strong performance for the first three quarters of this year.

          Current nine-month results were adjusted for $21.1 million, after tax, for restructuring costs, and a $5.6 million improvement to net income for an adjustment to the sale of Columbia's southwestern natural gas and oil subsidiary that was sold at year-end 1995. Adjustments in the prior period consisted of $126.3 million for the after-tax effect of not recording interest expense on prepetition debt obligations and a decrease in net income of $23.1 million for bankruptcy-related professional fees and related services, he said.

          Reported net income for the first nine months of 1996 was $153.4 million, or $2.88 per share, compared to $179 million, or $3.54 per share, last year. The 1995 results included the beneficial effect of not recording $126.3 million of interest on debt because of Columbia's Chapter 11 status. Columbia came out of bankruptcy at the end of November 1995.

                             Third Quarter Results

          Because of the seasonal nature of local gas distribution businesses, the third quarter of any year typically shows a loss.

          This year, Columbia had a reported third quarter net loss of $6.1 million, or 11 cents per share. Last year, when Columbia was in Chapter 11 and had no interest expense for prepetition debt obligations, net income was $19.3 million, or 38 cents per share. The current period includes $2.5 million for the after-tax effect of severance and benefits expenses generated by an ongoing Columbia restructuring program; the year-ago period included $8.5 million after-tax expense for bankruptcy-related issues and the benefit of not recording $42.9 million of interest on prepetition debt during the Chapter 11 proceedings.

          For the three months ending Sept. 30, operating income for the transmission segment of $36 million was down $5.3 million from the same period last year. Contributing to lower income were an unfavorable court decision that overturned an earlier Federal Energy Regulatory Commission ruling, as well as higher property taxes. On the other hand, higher rates helped mitigate those decreases. In the third quarter last year, $6.8 million in revenue was recorded for exit fees paid to Columbia Gulf.

          A third quarter 1996 seasonal operating loss for the distribution segment of $19.3 million was tempered by higher rates in Pennsylvania, Maryland, Kentucky and Virginia, plus lower operating costs resulting from recently implemented restructuring initiatives. In the same period last year the distribution segment had an operating loss of $25.5 million.

          The oil and gas exploration and production segment had operating income of $5.4 million compared to an operating loss of $400,000 in 1995 that included the results of Columbia's southwestern natural gas and oil subsidiary that was sold at year-end 1995. The principal reason for improvement was higher Appalachian average gas prices of $2.45 per thousand cubic feet (Mcf), up 18 percent. In addition, Appalachian production of 8 billion cubic feet
(Bcf) was relatively unchanged.

          Operating income of $1.4 million for other Columbia energy operations decreased $1.4 million from the same period last year, reflecting restructuring expenses, start-up costs for new appliance programs, lower margins from gas marketing, reduced income from cogeneration activities and by power project development expenses.

                     Nine Month Operating Income By Segment

          The transmission segment's operating income of $160.4 million increased $6.6 million in 1996 over the same period in 1995, due primarily to higher rates. Partially offsetting the higher rates was a restructuring expense of $6.1 million recorded earlier, the unfavorable court decision (mentioned above) and higher taxes. Income in 1995 was increased by $12.2 million by exit fees paid to Columbia Gulf.

          The favorable impact of colder weather and higher rates for the distribution segment resulted in operating income of $145.7 million, an increase of $62.9 million over last year. These gains were tempered by $15.9 million of restructuring expenses.

          Operating income of $22.6 million for the oil and gas exploration and production segment reflected sharply higher natural gas prices in 1996. There was a $700,000 operating loss for the same period in 1995. The average gas price for Appalachian production for the first nine months of 1996 was $2.81 per Mcf, up 30 percent over the same period in 1995.

          Colder weather also improved results for the other Columbia energy operations through increased gas marketing activities and higher propane sales and margins. This was partially offset by restructuring expenses and resulted in operating income of $15 million, an increase of $2.6 million over the same period in 1995.

          Columbia Gas System is one of the nation's largest natural gas systems with assets of nearly $6 billion. Its operating companies are engaged in all phases of the natural gas business from the wellhead to the burner tip, plus marketing and fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas consumers in 15 states and the District of Columbia. Information about Columbia is available on the World Wide Web at http://www.columbiaenergy.com. Columbia Gas System stock trades on the New York Stock Exchange under the symbol CG.

                         THE COLUMBIA GAS SYSTEM, INC.
                      Summary of Financial Operating Data

                                                                    THREE MONTHS                   NINE MONTHS
                                                                 ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                                 -------------------           -------------------
INCOME STATEMENT DATA                                             1996          1995               1996        1995
---------------------                                             ----          ----               ----        ----
($ millions)
    Total Operating Revenue   . . . . . . . . . .                 450.8         366.3            2,236.2    1,851.6
    Net Income  . . . . . . . . . . . . . . . . .                  (6.1)         19.3              153.4      179.0

    Operating Income (Loss)
    By Segment:
         Transmission . . . . . . . . . . . . . .                  36.0          41.3              160.4      153.8
         Distribution . . . . . . . . . . . . . .                 (19.3)        (25.5)             145.7       82.8
         Oil and Gas  . . . . . . . . . . . . . .                   5.4          (0.4)              22.6       (0.7)
         Other Energy . . . . . . . . . . . . . .                   1.4           2.8               15.0       12.4
         Corporation  . . . . . . . . . . . . . .                  (2.6)         (3.9)              (8.6)      (7.2)
                                                                 ------          -----             -----      -----

    Total . . . . . . . . . . . . . . . . . . . .                  20.9          14.3              335.1      241.1
                                                                 ======          =====             =====      =====
Per Share Data
    Earnings on Common Stock  . . . . . . . . . .                ($0.11)        $0.38              $2.88      $3.54

    Average Common Shares
     Outstanding (millions)   . . . . . . . . . .                  55.2          50.6               53.3       50.6


CAPITALIZATION
--------------
($millions)

                                                                                   SEPTEMBER 30,           DECEMBER 31,
                                                                                      1996                    1995
                                                                                   -------------           ------------
Common Stock Equity
    Common Stock, par value $10 per share-
     outstanding 55,206,184 and 49,204,025
     shares, respectively   . . . . . . . . . . .                                        552.1                506.2

    Additional paid in capital  . . . . . . . . .                                        741.2                595.8

    Retained earnings   . . . . . . . . . . . . .                                        199.3                 69.8

    Unearned employee compensation  . . . . . . .                                         (1.5)                ---

    Cost of treasury stock (1,416,155 shares
      outstanding as of December 31, 1995)  . . .                                          ---                (57.8)
                                                                                       -------              -------

Total Common Stock Equity . . . . . . . . . . . .                                      1,491.1              1,114.0

Preferred Stock . . . . . . . . . . . . . . . . .                                          ---                399.9

Long-Term Debt  . . . . . . . . . . . . . . . . .                                      2,004.0              2,004.5
                                                                                       -------              -------

Total Capitalization  . . . . . . . . . . . . . .                                      3,495.1              3,518.4
                                                                                       =======              =======

                         THE COLUMBIA GAS SYSTEM, INC.
                Summary of Financial Operating Data (continued)



                                                                   THREE MONTHS                        NINE MONTHS
                                                               ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                               -------------------                 -------------------
                                                                 1996          1995                1996         1995
                                                                 ----          ----                ----         ----
OPERATING DATA
 Oil and Gas Volumes:
    Gas Production (billion cubic feet)
     Appalachian  . . . . . . . . . . . . . . . .                  8.0           7.9                24.6         25.1
     Southwest  . . . . . . . . . . . . . . . . .                  ---           8.0                 ---         24.7
                                                                ------         -----               -----        -----
    Total   . . . . . . . . . . . . . . . . . . .                  8.0          15.9                24.6         49.8
                                                                ======         =====               =====        =====
    Oil Production (000 barrels)
     Appalachian  . . . . . . . . . . . . . . . .                   64            76                 217          234
     Southwest  . . . . . . . . . . . . . . . . .                  ---           661                 ---        1,941
                                                                ------         -----               -----        -----
    Total   . . . . . . . . . . . . . . . . . . .                   64           737                 217        2,175
                                                                ======         =====               =====        =====
Transmission (billion cubic feet):
    Transportation
      Columbia Transmission
         Market Area  . . . . . . . . . . . . . .                161.1         171.8               788.2        767.7
      Columbia Gulf
         Main-Line  . . . . . . . . . . . . . . .                145.9         143.3               475.2        450.0
         Short haul   . . . . . . . . . . . . . .                 90.1          55.5               223.5        159.9
    Intrasegment Eliminations   . . . . . . . . .               (145.1)       (141.8)             (469.8)      (443.8)
                                                                -------       ------             --------      -------
Total Throughput  . . . . . . . . . . . . . . . .                252.0         228.8             1,017.1        933.8
                                                                =======       ======             ========      =======

Distribution (billion cubic feet):
    Gas Sales   . . . . . . . . . . . . . . . . .                 20.6          20.3               217.7        190.9
    Transportation  . . . . . . . . . . . . . . .                 52.1          55.1               183.8        190.6
                                                                ------        ------              ------       ------
Total Throughput  . . . . . . . . . . . . . . . .                 72.7          75.4               401.5        381.5
                                                                ======        ======              ======       ======

Degree Days-Distribution Service Territory
    Actual  . . . . . . . . . . . . . . . . . . .                  103           102               3,910        3,484
    Normal  . . . . . . . . . . . . . . . . . . .                   41            41               3,600        3,568
    % Colder (warmer) than normal   . . . . . . .                  151           149                   9          (2)
    % Colder (warmer) than prior period   . . . .                    1             4                  12         (10)

BANKRUPTCY-RELATED AND UNUSUAL ITEMS
 AFTER-TAX EFFECT ON NET INCOME
-------------------------------
($ millions)
Reported Net Income . . . . . . . . . . . . . . .                 (6.1)         19.3               153.4        179.0
    Less:
    Bankruptcy related items
      Estimated interest costs not recorded on
       prepetition debt prior to emergence  . . .                  ---          42.9                 ---        126.3
      Professional fees and related expenses  . .                  ---          (8.5)                ---        (23.1)
      Restructure costs   . . . . . . . . . . . .                 (2.5)          ---               (21.1)         ---
      Adjustments to Southwest oil and gas
       operations   . . . . . . . . . . . . . . .                  ---           ---                 5.6          ---
                                                                 ------        -----               ------       -----
Total adjustments . . . . . . . . . . . . . . . .                 (2.5)         34.4               (15.5)       103.2
                                                                 ------        -----               ------       -----
Net Income after adjusting for bankruptcy and
 unusual items  . . . . . . . . . . . . . . . . .                 (3.6)        (15.1)              168.9         75.8
                                                                 ======       ======               =====        =====